18 E. Dover Street
Easton, Maryland 21601
Phone 410-763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports Second Quarter and First-Half Financial Results
Easton, Maryland (July 25, 2024) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank, N.A. (the “Bank” or “SUB”) reported net income for the second quarter of 2024 of $11.2 million or $0.34 per diluted common share compared to net income of $8.2 million or $0.25 per diluted common share for the first quarter of 2024, and net income of $4.0 million or $0.20 per diluted common share for the second quarter of 2023. Net income for the first-half of 2024 was $19.4 million or $0.58 per diluted common share, compared to net income for the first-half of 2023 of $10.5 million or $0.53 per diluted common share. Unless the context clearly suggests otherwise, references to “the merger” refers to the merger of equals which took place on July 1, 2023 between the Company and The Community Financial Corporation (“TCFC”).
Second Quarter and First-Half of 2024 Highlights
■Return on Average Assets (“ROAA”) - The Company reported ROAA of 0.77% for the second quarter of 2024, compared to 0.57% for the first quarter of 2024 and 0.45% for the second quarter of 2023. Non-GAAP, ROAA(1), which excludes fraud expense, core deposit intangible amortization, and merger-related expenses, was 0.91% for the second quarter of 2024, compared to 0.94% for the first quarter of 2024 and 0.59% for the second quarter of 2023.
■Net Interest Margin Expansion - Net interest margin (“NIM”) increased to 3.11% for the second quarter of 2024 from 3.08% for the first quarter of 2024. Excluding net accretion interest income of $3.8 million and $3.6 million for the same time periods, NIM increased two basis points (“bps”) to 2.83% for the second quarter of 2024 from 2.81% for the first quarter of 2024.
■Continued Stable and Low Cost Funding - Total deposits remained stable in the second quarter of 2024 with noninterest-bearing deposits increasing $386.6 million to 30.8% of total deposits. The increase in noninterest-bearing deposits was primarily due to the migration of low-cost demand deposits to noninterest-bearing deposits and successful initiatives designed to drive noninterest-bearing deposit growth. The total average cost of deposits for the second quarter of 2024 declined four bps to 2.19% when compared to the first quarter of 2024.
■Improving Earnings Drive Capital Accretion - Second quarter net interest income and noninterest income increased $1.0 million and $1.9 million, respectively, from the first quarter of 2024. Net interest income increased due to modest loan growth, slightly higher accelerated accretion income, and loan and securities repricing. Noninterest income increased primarily due to higher mortgage-banking revenue from increased volume and sales of residential mortgages. The improved earnings for the second quarter resulted in a 14 bps increase in the Company’s Tier 1 Capital Ratio and a 14 bps increase in the Company’s Total Risk-Based Capital Ratio, which were 9.67% and 11.82%, respectively, on June 30, 2024. The Company’s leverage ratio and tangible common equity ratio(1) also increased to 8.07% and 7.23%, respectively, in the second quarter of 2024.
■Reduced Commercial Real Estate (“CRE”) Concentration - The CRE Concentration Ratio, which is calculated as non-owner occupied CRE loans as a percentage of the Bank’s Tier 1 Capital + Allowance for Credit Losses (“ACL”), decreased in the second quarter of 2024 to 368.7% from 370.0% in the first quarter of 2024 and 382.6% in the fourth quarter of 2023. Capital accretion has allowed the Bank to meet the needs of its customers and fund new CRE loans.
■Improving Operating Leverage - The second quarter efficiency ratio improved to 66.2% when compared to 76.9% in the first quarter 2024 and 77.8% in the second quarter 2023. The second quarter non-GAAP efficiency, which excludes core deposit intangible amortization and non-recurring activity, improved to 61.1% when compared to 62.4% in the first quarter 2024 and 71.8% in the second quarter 2023. Management anticipates ongoing expense management and technology investments will result in continued improvements in operating leverage over time.
“Throughout our first post-merger operating year, we have worked to strengthen our balance sheet and streamline our operations. Our second quarter financial results reflect our progress and momentum on both fronts.” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares, Inc. “Stable deposit balances and increasing asset yields drove NIM expansion and improving financial results built capital and supported loan growth. We continue to closely manage expenses and make investments that will improve
(1) Reconciliations of the non–U.S. generally accepted accounting principles (“GAAP”) measures are set forth at the end of this press release.

operating leverage over time. Credit remains broadly stable and economic activity in our markets remains strong. We appreciate the focus and commitment of all our associates who continue to deliver outstanding service to our clients and our communities.”
Balance Sheet Review
Total assets were $5.9 billion at June 30, 2024, a decrease of $145 million or 2.4%, when compared to $6.0 billion at December 31, 2023. The aggregate decrease was primarily due to a decrease in cash and cash equivalents of $233.5 million and investment securities held to maturity of $13.8 million partially offset by an increase in investment securities available for sale of $21.1 million and loans held for investment of $64.7 million. The ratio of the ACL to total loans increased slightly from 1.23% at December 31, 2023 to 1.24% at June 30, 2024.
The Company’s tangible common equity ratio(1) at June 30, 2024 was 7.23% compared to 7.11% at December 31, 2023. The Company’s Tier 1 and Total Risk-Based Capital Ratios at June 30, 2024 were 9.67% and 11.82%, respectively. The Bank’s Tier 1 and Total Risk-Based Capital Ratios at June 30, 2024 were 10.45% and 11.69%, respectively. Non-owner occupied CRE loans as a percentage of the Bank’s Tier 1 Capital + ACL at June 30, 2024 and December 31, 2023 were $2.1 billion or 368.7% and $2.0 billion or 382.6%, respectively. Construction loans as a percentage of the Bank’s Tier 1 Capital + ACL at June 30, 2024 and December 31, 2023 were $327.9 million or 58.6% and $299.0 million or 56.7%, respectively.
The Bank's office CRE loan portfolio, which includes owner-occupied and non-owner occupied CRE loans, was $504.9 million or 10.7% of total loans of $4.7 billion at June 30, 2024. The Bank’s office CRE loan portfolio included $141.1 million or 28.0% of the total with medical tenants and $72.9 million or 14.4% of the total with government or government contractor tenants. There were 507 loans in the office CRE portfolio with an average and median loan size of $1.0 million and $0.4 million, respectively. Loan to Value ("LTV") estimates for the office CRE portfolio are summarized below and LTV collateral values are based on the most recent appraisal, which varies from the initial loan boarding to interim credit reviews:

LTV Range	Loan Count	Loan Balance	% of Total CRE
Less than or equal to 50%	257	$169,209	34%
50%-60%	67	131,378	26%
60%-70%	84	99,728	20%
70%-80%	74	87,971	17%
Greater than 80%	25	16,583	3%
Grand Total	507	$504,869	100%
The Bank had 18 office CRE loans totaling $164.1 million that were greater than $5.0 million at June 30, 2024, compared to 24 office CRE loans totaling $189.8 million at December 31, 2023. The decrease in this portfolio segment was the result of normal amortization and two large loan payoffs in the quarter. For the office CRE portfolio, at June 30, 2024, the average loan debt-service coverage ratio was 2.5x and average LTV was 51.0%. Of the office CRE portfolio balance, 74% is secured by properties in rural or suburban areas with limited exposure to metropolitan cities and 87% is secured by properties with five stories or less. Of the office CRE loans, $5.9 million will mature and $4.1 million of the office CRE loans will reprice prior to December 31, 2024. Of the office CRE loans, $2.1 million were classified as special mention or substandard at June 30, 2024.
Total deposits decreased $237.2 million, or 4.4% to $5.1 billion at June 30, 2024 when compared to December 31, 2023. The decrease in total deposits was primarily due to decreases in demand deposits of $507.0 million and money market and savings of $88.6 million, partially offset by increases in noninterest-bearing deposits of $329.2 million and time deposits of $29.2 million. The decrease in deposits is primarily attributable to seasonal municipal runoff and a decrease in interest rate-sensitive cannabis-related deposits. The increase in noninterest bearing deposits was significantly impacted by a transfer of $399.4 million of demand deposits which carried an average rate of four bps during the second quarter of 2024.
Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) short and long-term advances, and brokered deposits remained flat at $5.2 billion at June 30, 2024 and March 31, 2024. The Bank had $81 million in total FHLB advances at June 30, 2024 compared to zero at March 31, 2024. These advances consisted of short-term direct rate credits of $31 million and an 18-month Bermuda Convertible of $50 million. The Bank's uninsured deposits at June 30, 2024 were $948.9 million or 18.43% of total deposits. The Bank's uninsured deposits, excluding deposits secured with pledged collateral, at June 30, 2024 were $819.4 million or 15.91% of total deposits. At June 30, 2024, the Bank had approximately $1.0 billion of available liquidity including: $138.9 million in cash, $894.3 million in secured borrowing capacity at the FHLB and other correspondent banks, and $95.0 million in unsecured lines of credit.
Total stockholders’ equity increased $11.6 million, or 2.3%, when compared to December 31, 2023, primarily due to current year earnings, offset by cash dividends paid. As of June 30, 2024, the ratio of total equity to total assets was 8.92% and the ratio of total tangible equity to total tangible assets(1) was 7.23% compared to 8.50% and 6.78% at December 31, 2023, respectively.

Review of Quarterly Financial Results
Net interest income was $42.1 million for the second quarter of 2024, compared to $41.1 million for the first quarter of 2024 and $22.5 million for the second quarter of 2023. The increase in net interest income when compared to the first quarter of 2024 was primarily due to the increase in interest and fees on loans of $1.5 million and interest and dividends on investment securities of $0.8 million, partially offset by an increase in interest expense of $1.0 million. The increase in interest expense in the second quarter of 2024 was the result of carrying short-term advances from FHLB during the quarter to offset seasonal outflows from municipal customers of $1.5 million, partially offset by lower interest expense on deposits of $0.9 million. The increase when compared to the second quarter of 2023 was primarily due to the increase in interest and fees on loans of $34.6 million, interest and dividends on investment securities of $1.5 million and interest on deposits from other banks of $0.4 million, coupled with a decrease in interest on short-term borrowings of $1.9 million. These increases were partially offset by the increase in interest on deposits of $17.7 million and interest on long-term borrowings of $1.0 million all significantly impacted by the merger in the third quarter of 2023.
The Company’s net interest margin increased to 3.11% for the second quarter of 2024 from 3.08% for the first quarter of 2024 primarily due to loans and securities repricing at a greater rate than deposits. The Company’s cost of funds was positively impacted during the second quarter due to a shift from interest-bearing to noninterest-bearing deposits. Average interest-bearing deposits decreased $395.0 million, or 9.9% which resulted in $0.9 million less interest expense. These interest-bearing deposits were almost entirely replaced with an increase in the average balance on noninterest-bearing deposits of $317.4 million, or 27.3%. The Company’s net interest margin increased to 3.11% for the second quarter of 2024 from 2.68% for the second quarter of 2023. Comparing the second quarter of 2024 to the second quarter of 2023, the Company’s interest-earning asset yields increased 102 bps to 5.39% from 4.37%, while the cost of funds repriced at a slower pace resulting in an increase of 60 bps to 2.36% from 1.76% for the same period.
The provision for credit losses was $2.1 million for the three months ended June 30, 2024. The comparable amounts were $0.4 million for the three months ended March 31, 2024, and $0.7 million for the three months ended June 30, 2023. The increase in the provision for credit losses for the second quarter of 2024 compared to the first quarter of 2024 was due to new loan growth, a small increase in the Bank’s CECL model loss factors and increases in specific reserves and charge-offs in the second quarter of 2024. Coverage ratios were 1.24% and 1.23% at June 30, 2024 and March 31, 2024, respectively. The increase in the provision for credit losses when compared to the second quarter of 2023 was primarily due to an updated CECL model in the third quarter of 2023 due to the merger. Net charge-offs for the second quarter of 2024 were $0.9 million compared to net charge-offs of $0.6 million for the first quarter of 2024 and net charge offs of $50,000 for the second quarter of 2023.
At June 30, 2024 and March 31, 2024, nonperforming assets were $18.4 million, or 0.31% of total assets and $16.4 million, or 0.28% of total assets, respectively. The balance of nonperforming assets increased primarily due to an increase in assets held for sale of $1.1 million and an increase of $1.1 million in loans 90 days past due and still accruing. When comparing June 30, 2024 to June 30, 2023, nonperforming assets increased $13.7 million, primarily due to increases in nonaccrual loans of $11.4 million, an increase in repossessed marine loans and assets held for sale of $2.9 million, and an increase of $0.7 million in loans 90 days past due and still accruing almost entirely impacted by the merger in the third quarter of 2023.
Total noninterest income for the second quarter of 2024 was $8.4 million, an increase of $1.9 million from $6.6 million for the first quarter of 2024 and an increase $3.1 million from $5.3 million for the second quarter of 2023. The increase from the first quarter of 2024 was primarily due to improved mortgage banking revenue. In addition, both Wye Financial Partners, the Bank’s wealth management division, and the Mid-Maryland Title Company, Inc. (the “title company”) have experienced improved revenue streams due to increased activity. The increase from the second quarter of 2023 was due to higher revenue among almost all revenue line items, a direct result of the merger in the third quarter of 2023.
Total noninterest expense of $33.5 million for the second quarter of 2024 decreased $3.2 million when compared to the first quarter of 2024 expense of $36.7 million and increased $11.9 million when compared to the second quarter of 2023 expense of $21.6 million. The decrease from the first quarter of 2024 was primarily due to a credit card fraud loss of $4.3 million in the first quarter of 2024, partially offset by an increase in salaries and wages of $1.5 million. The increase from the second quarter of 2023 was primarily due to the operation of a larger branch network and employee base due to the merger, which significantly impacted almost all expense line items. In addition, despite the increased size, the Company has prudently reduced its staff by approximately 72 FTE’s since the consummation of the merger. The efficiency ratio for the second quarter of 2024 when compared to the first quarter of 2024 and the second quarter of 2023 was 66.23%, 76.93% and 77.76%, respectively. Furthermore, Non-GAAP efficiency ratios(1) for the same periods were 61.05%, 62.37% and 71.75%, respectively. The net operating expense ratio,which is non-interest expense less non-interest income divided by average assets, for the second quarter 2024 was 1.73%, compared to 2.10% and 1.82% for the first quarter of 2024 and the second quarter of 2023, respectively. The Non-GAAP net operating expense ratio, which excludes core deposit intangible amortization and non-recurring activity, for the second quarter 2024 was 1.55%, compared to 1.62% and 1.64% for the first quarter of 2024 and the second quarter of 2023, respectively.

Review of Six Month Financial Results
Net interest income for the first six months of 2024 was $83.3 million, an increase of $35.1 million, or 72.9%, when compared to the first six months of 2023. The increase in net interest income was primarily due to an increase in total interest income of $72.6 million, or 101.2%, which included an increase in interest and fees on loans of $69.5 million, or 109.3%. The increase of interest and fees on loans was primarily due to the increase in the average balance of loans of $2.0 billion, or 75.9%, and an increase in net accretion income of $6.7 million due to the merger. Increases to net interest income were partially offset by increased total interest expense of $37.4 million, or 159.0%, primarily due to increases in the cost of funds and in the average balance of interest-bearing deposits of $1.6 billion, or 76.8%. All of these increases were largely due to the merger.
The Company’s net interest margin increased to 3.09% for 2024 from 2.93% for 2023, primarily due to recent loan growth and repricing of earning assets, higher net accretion due to the merger, a positive shift in lower cost deposits and an overall stabilized funding base. The increase in the average balance and yields earned on average earning assets of $2.1 billion and 100 bps, respectively, were partially offset by increases in the average balance and rates paid on interest-bearing deposits of $1.6 billion and 136 bps, respectively. The average balance on noninterest-bearing deposits increased $522.7 million, or 65.4%. Net accretion income impacted the increased net interest margin by 27 bps and five bps for the six months ended June 30, 2024 and 2023, respectively. Until the balance sheet restructuring in the third quarter of 2024, the net interest margin experienced compression due to the Company’s liability sensitive position, deposit rate pressures and significantly higher FHLB borrowing rates.
The provision for credit losses for the six months ended June 30, 2024 and 2023 was $2.5 million and $1.9 million, respectively. The increase in the provision for credit losses for 2024 was due to higher levels of reserves required by the Company’s CECL model and higher net charge-offs. Net charge offs for the six months ended June 30, 2024 were $1.5 million compared to net recoveries of $70,000 for the six months ended June 30, 2023.
Total noninterest income for the six months ended June 30, 2024 increased $4.4 million or 41.2%, when compared to the same period in 2023. The increase in noninterest income was experienced among almost all revenue line items. These increases were attributable to the increased size and scale of the Company following the merger as well as strategic initiatives to improve business line operations and profitability.
Total noninterest expense for the six months ended June 30, 2024 increased $27.7 million, or 65.2%, when compared to the same period in 2023. Almost all noninterest expense line items increased as a result of the merger and the expanded operations of the newly combined Company. There were no merger-related expenses for the six months ended June 30, 2024, compared to $1.9 million for the six months ended June 30, 2023. The Company continues to focus on streamlining processes to unlock operational efficiencies and reduce overall noninterest expenses.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in title work related to real estate transactions through its wholly-owned subsidiary, Mid-Maryland Title Company, Inc. and in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing wars in Ukraine and the Middle East; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; potential changes in federal policy and at regulatory agencies as a result of the upcoming 2024 presidential election; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; the impact of recent or future changes in FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount, including any special assessments; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; the Company’s evaluation of the effect of the credit card fraud on the Company’s internal controls over financial reporting and its ability to remediate the existing material weakness identified in its internal control over financial reporting; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; and other factors that may affect our future results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's 2023 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).
The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
For further information contact: Todd Capitani, Executive Vice President, and Chief Financial Officer, 240-427-1068

Shore Bancshares, Inc.
Financial Highlights (Unaudited)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
(Dollars in thousands, except per share data)	2024	2023	Change		2024	2023	Change

PROFITABILITY FOR THE PERIOD
Net interest income	$42,140	$22,494	87.3%		$83,275	$48,158	72.9%
Provision for credit losses	2,081	667	212.0		2,488	1,880	32.3
Noninterest income	8,440	5,294	59.4		15,007	10,628	41.2
Noninterest expense	33,499	21,608	55.0		70,197	42,501	65.2
Income before income taxes	15,000	5,513	172.1		25,597	14,405	77.7
Income tax expense	3,766	1,495	151.9		6,179	3,930	57.2
Net income	$11,234	$4,018	179.6		$19,418	$10,475	85.4

Return on average assets	0.77%	0.45%	32	bp	0.67%	0.59%	8	bp
Return on average assets excluding amortization of intangibles, merger related expenses and credit card fraud losses - Non-GAAP (1) (2)	0.91	0.59	32		0.92	0.71	21
Return on average equity	8.70	4.49	421		7.54	5.83	171
Return on average tangible equity - Non-GAAP (1), (2)	12.85	7.16	569		13.08	8.57	451
Interest rate spread	2.11	2.04	7		2.23	2.35	(12)
Net interest margin	3.11	2.68	43		3.09	2.93	16
Efficiency ratio - GAAP	66.23	77.76	(1,153)		71.42	72.30	(88)
Efficiency ratio - Non-GAAP (1)	61.05	71.76	(1,071)		61.69	67.49	(580)
Non-interest income to average assets	0.58	0.59	(1)		0.52	0.60	(8)
Non-interest expense to average assets	2.31	2.41	(10)		2.43	2.41	2
Net operating expense to average assets - GAAP	1.73	1.82	(9)		1.91	1.81	10
Net operating expense to average assets - Non-GAAP (1)	1.55	1.64	(9)		1.58	1.65	(7)

PER SHARE DATA
Basic and diluted net income per common share	$0.34	$0.20	69.1%		$0.58	$0.53	9.9%

Dividends paid per common share	$0.12	$0.12	—%		$0.24	$0.24	—%
Book value per common share at period end	15.74	18.24	(13.7)
Tangible book value per common share at period end - Non-GAAP (1)	12.54	14.83	(15.4)
Market value at period end	11.45	11.56	(1.0)
Market range:
High	11.90	14.45	(17.6)		14.38	18.15	(20.8)
Low	10.06	10.65	(5.5)		10.06	10.65	(5.5)

AVERAGE BALANCE SHEET DATA
Loans	$4,706,510	$2,709,944	73.7%		$4,680,846	$2,661,066	75.9%
Investment securities	706,079	645,842	9.3		680,701	649,994	4.7
Earning assets	5,459,961	3,369,183	62.1		5,423,871	3,324,682	63.1
Assets	5,839,328	3,596,311	62.4		5,807,076	3,551,573	63.5
Deposits	5,064,974	2,908,662	74.1		5,103,815	2,938,389	73.7
Short-term and Long Term FHLB advances	143,769	261,797	(45.1)		73,885	188,293	(60.8)
Subordinated Debt & TRUPS	72,680	43,185	68.3		72,549	43,147	68.1
Stockholders' equity	519,478	363,225	43.0		517,727	362,205	42.9
____________________________________
(1)See the reconciliation table that begins on page 23.
(2)This ratio excludes merger related expenses (Non-GAAP) on page 23.

Shore Bancshares, Inc.
Financial Highlights (Unaudited) - Continued

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
(Dollars in thousands, except per share data)	2024	2023	Change		2024	2023	Change

CREDIT QUALITY DATA
Net charge-offs	$886	$50	1,672.0%		$1,451	$70	1972.9%

Nonaccrual loans	$14,837	$3,481	326.2%
Loans 90 days past due and still accruing	414	1,050	(60.6)
Other real estate owned and Repossessed Property	3,126	179	1,646.4
Total nonperforming assets	18,377	4,710	290.2
Borrowers experiencing financial difficulty ("BEFDs") (still accruing)	—	—	—
Total nonperforming assets and BEFDs modifications	$18,377	$4,710	290.2

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	8.92%	9.97%	(105)	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	7.23	8.26	(103)

Annualized net charge-offs to average loans	0.08%	0.01%	7	bp	0.06%	0.01%	5	bp

Allowance for credit losses as a percent of:
Period-end loans	1.24%	1.05%	19	bp
Nonaccrual loans	394.14	833.50	(43,936)
Nonperforming assets	318.21	616.01	(29,780)
Accruing BEFDs modifications	—	—	—
Nonperforming assets and accruing BEFDs	318.21	616.01	(29,780)

As a percent of total loans:
Nonaccrual loans	0.32%	0.13%	19	bp

As a percent of total loans, other real estate owned, and repossessed property
Nonperforming assets	0.39%	0.17%	22	bp

As a percent of total assets:
Nonaccrual loans	0.25%	0.10%	15	bp
Nonperforming assets	0.31%	0.13%	18
____________________________________
(1)See the reconciliation table that begins on page 23.
(2)This ratio excludes merger related expenses (Non-GAAP) on page 23.

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

				June 30, 2024	June 30, 2024
				compared to	compared to
(In thousands, except per share data)	June 30, 2024	December 31, 2023	June 30, 2023	December 31, 2023	June 30, 2023

ASSETS
Cash and due from banks	$50,090	$63,172	$35,423	(20.7)%	41.4%
Interest-bearing deposits with other banks	88,793	309,241	10,404	(71.3)	753.5
Cash and cash equivalents	138,883	372,413	45,827	(62.7)	203.1

Investment securities available for sale (at fair value)	131,594	110,521	78,069	19.1	68.6
Investment securities held to maturity (net of allowance for credit losses of $108 (June 30, 2024), $94 (December 31, 2023), $163 (June 30, 2023)) at amortized cost)	499,431	513,188	536,970	(2.7)	(7.0)
Equity securities, at fair value	5,699	5,703	1,245	(0.1)	357.8
Restricted securities	21,725	17,900	21,208	21.4	2.4
Loans held for sale, at fair value	27,829	8,782	6,845	216.9	306.6

Loans held for investment	4,705,737	4,641,010	2,753,223	1.4	70.9
Less: allowance for credit losses	(58,478)	(57,351)	(29,014)	(2.0)	(101.6)
Loans, net	4,647,259	4,583,659	2,724,209	1.4	70.6
Premises and equipment, net	82,176	82,386	51,036	(0.3)	61.0
Goodwill	63,266	63,266	63,266	—	—
Other intangible assets, net	42,945	48,090	4,671	(10.7)	819.4
Other real estate owned, net	179	179	179	—	—
Repossessed property, net	1,560	—	—	—	—
Assets held for sale	1,387	—	—	—
Mortgage servicing rights, at fair value	5,995	5,926	5,466	1.2	9.7
Right of use assets, net	11,762	12,487	9,077	(5.8)	29.6
Cash surrender value on life insurance	102,969	101,704	60,150	1.2	71.2
Accrued interest receivable	19,641	19,217	8,778	2.2	123.8
Deferred income taxes	36,078	40,707	10,879	(11.4)	231.6
Other assets	23,639	24,790	13,756	(4.6)	71.8
Total assets	$5,864,017	$6,010,918	$3,641,631	(2.4)	61.0

LIABILITIES
Noninterest-bearing deposits	$1,587,252	$1,258,037	$778,963	26.2%	103.8%
Interest-bearing deposits	3,561,633	4,128,083	2,158,563	(13.7)	65.0
Total deposits	5,148,885	5,386,120	2,937,526	(4.4)	75.3

Advances from FHLB - short-term	31,000	—	276,000	—	(88.8)
Advances from FHLB - long-term	50,000	—	—	—	—
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS")	29,316	29,158	18,492	0.5	58.5
Subordinated debt	43,504	43,139	24,735	0.8	75.9
Total borrowings	153,820	72,297	319,227	112.8	(51.8)
Lease liabilities	12,189	12,857	9,392	(5.2)	29.8
Accrued expenses and other liabilities	26,340	28,509	12,346	(7.6)	113.3
Total liabilities	$5,341,234	$5,499,783	$3,278,491	(2.9)	62.9

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 50,000,000 shares	$333	$332	$199	0.3	67.3
Additional paid in capital	356,994	356,007	202,008	0.3	76.7
Retained earnings	173,716	162,290	169,494	7.0	2.5
Accumulated other comprehensive loss	(8,260)	(7,494)	(8,561)	(10.2)	3.5
Total stockholders' equity	522,783	511,135	363,140	2.3	44.0
Total liabilities and stockholders' equity	$5,864,017	$6,010,918	$3,641,631	(2.4)	61.0

Period-end common shares outstanding	$33,215	$33,162	$19,907	0.2	66.8
Book value per common share	$15.74	$15.41	$18.24	2.1	(13.7)

Shore Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
(In thousands, except per share data)	2024	2023	% Change	2024	2023	% Change

INTEREST INCOME
Interest and fees on loans	$67,292	$32,729	105.6%	$133,045	$63,557	109.3%
Interest on investment securities:
Taxable	5,230	3,729	40.3	9,650	7,793	23.8
Tax-exempt	6	5	20.0	12	12	—
Interest on deposits with other banks	578	170	240.0	1,538	333	361.9
Total interest income	$73,106	$36,633	99.6	$144,245	$71,695	101.2

INTEREST EXPENSE
Interest on deposits	$27,585	$9,914	178.2	$56,081	$17,195	226.1
Interest on short-term borrowings	1,584	3,449	(54.1)	1,641	4,810	(65.9)
Interest on long-term borrowings	1,797	776	131.6	3,248	1,532	112.0
Total interest expense	$30,966	$14,139	119.0	$60,970	$23,537	159.0

NET INTEREST INCOME	$42,140	$22,494	87.3	$83,275	$48,158	72.9
Provision for credit losses	2,081	667	212.0	2,488	1,880	32.3

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	$40,059	$21,827	83.5	$80,787	$46,278	74.6

NONINTEREST INCOME
Service charges on deposit accounts	$1,493	$1,264	18.1	$3,001	$2,477	21.2
Trust and investment fee income	896	399	124.6	1,630	831	96.1
Interchange credits	1,717	1,311	31.0	3,304	2,523	31.0
Mortgage-banking revenue	1,983	1,054	88.1	2,783	2,031	37.0
Title Company revenue	165	186	(11.3)	243	323	(24.8)
Other noninterest income	2,186	1,080	102.4	4,046	2,443	65.6
Total noninterest income	$8,440	$5,294	59.4	$15,007	$10,628	41.2

Shore Bancshares, Inc.
Consolidated Statements of Income (Unaudited) - Continued

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
(In thousands, except per share data)	2024	2023	% Change	2024	2023	% Change

NONINTEREST EXPENSE
Salaries and wages	$13,307	$8,955	48.6%	$25,158	$17,639	42.6%
Employee benefits	3,593	2,440	47.3	7,689	5,361	43.4
Occupancy expense	2,432	1,599	52.1	4,848	3,218	50.7
Furniture and equipment expense	900	477	88.7	1,804	1,011	78.4
Data processing	2,978	1,739	71.2	5,845	3,537	65.3
Directors' fees	359	185	94.1	654	435	50.3
Amortization of intangible assets	2,569	435	490.6	5,145	876	487.3
FDIC insurance premium expense	1,089	758	43.7	2,240	1,129	98.4
Other real estate owned, net	—	—	—	—	(1)	100.0
Legal and professional fees	1,354	959	41.2	2,954	1,709	72.8
Fraud losses (1)	62	47	31.9	4,564	114	3903.5
Merger related expenses	—	1,197	(100.0)	—	1,888	(100.0)
Other noninterest expenses	4,856	2,817	72.4	9,296	5,585	66.4
Total noninterest expense	$33,499	$21,608	55.0	70,197	42,501	65.2

Income before income taxes	$15,000	$5,513	172.1	25,597	14,405	77.7
Income tax expense	3,766	1,495	151.9	6,179	3,930	57.2
NET INCOME	$11,234	$4,018	179.6	$19,418	$10,475	85.4

Weighted average shares outstanding - basic and diluted	33,215	19,903	66.9	33,337	19,895	67.6

Basic and diluted net income per common share	$0.34	$0.20	69.1	$0.58	$0.53	9.9

Dividends paid per common share	$0.12	$0.12	—	$0.24	$0.24	—
____________________________________
(1)Fraud losses includes $4.3 million of credit card fraud losses for the six months ended June 30, 2024.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	For the Three Months Ended						For the Three Months Ended
	June 30, 2024			June 30, 2023			June 30, 2024			March 31, 2024
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Earning assets
Loans (1), (2), (3)
Consumer real estate	$1,388,168	$19,278	5.59%	$946,545	$10,876	4.61%	$1,388,168	$19,278	5.59%	$1,361,636	$18,492	5.46%
Commercial real estate	2,738,693	39,370	5.78	1,292,406	15,620	4.85	2,738,693	39,370	5.78	2,722,600	38,604	5.70
Commercial	216,809	3,926	7.28	137,554	2,177	6.35	216,809	3,926	7.28	219,884	4,097	7.49
Consumer	327,781	4,265	5.23	323,798	3,983	4.93	327,781	4,265	5.23	329,118	4,272	5.22
State and political	2,331	30	5.18	900	8	3.57	2,331	30	5.18	1,473	16	4.37
Credit Cards	8,378	201	9.65	—	—	—	8,378	201	9.65	7,457	167	9.01
Other	24,350	302	4.99	8,741	117	5.37	24,350	302	4.99	13,015	183	5.66
Total Loans	4,706,510	67,372	5.76	2,709,944	32,781	4.85	4,706,510	67,372	5.76	4,655,183	65,831	5.69

Investment securities
Taxable	705,421	5,230	2.97	645,178	3,729	2.31	705,421	5,230	2.97	654,663	4,419	2.70
Tax-exempt (1)	658	8	4.86	664	9	5.42	658	8	4.86	660	8	4.85
Interest-bearing deposits	47,372	578	4.91	13,397	170	5.09	47,372	578	4.91	77,276	960	5.00
Total earning assets	5,459,961	73,188	5.39	3,369,183	36,689	4.37	5,459,961	73,188	5.39	5,387,782	71,218	5.32
Cash and due from banks	45,141			29,923			45,141			49,499
Other assets	391,854			225,935			391,854			395,023
Allowance for credit losses	(57,628)			(28,730)			(57,628)			(57,480)
Total assets	$5,839,328			$3,596,311			$5,839,328			$5,774,824

	For the Three Months Ended						For the Three Months Ended
	June 30, 2024			June 30, 2023			June 30, 2024			March 31, 2024
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-bearing liabilities
Demand deposits	$711,138	$5,550	3.14%	$685,674	$3,913	2.29%	$711,138	$5,550	3.14%	$1,110,524	$6,362	2.30%
Money market and savings deposits	1,690,157	10,291	2.45	907,068	2,526	1.12	1,690,157	10,291	2.45	1,669,074	10,160	2.45
Brokered deposits	7,753	94	4.88	—	—	—	7,753	94	4.88	20,465	251	4.93
Certificates of deposit $100,000 or more	758,211	7,581	4.02	312,367	2,337	3.00	758,211	7,581	4.02	762,210	7,675	4.05
Other time deposits	417,331	4,069	3.92	225,495	1,139	2.03	417,331	4,069	3.92	417,362	4,049	3.90
Interest-bearing deposits (4)	3,584,590	27,585	3.10	2,130,604	9,915	1.87	3,584,590	27,585	3.10	3,979,635	28,497	2.88
Advances from FHLB - short-term	113,549	1,584	5.61	261,797	3,449	5.28	113,549	1,584	5.61	4,000	56	5.63
Advances from FHLB - long-term	30,220	346	4.60	—	—	—	30,220	346	4.60	—	—	—
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS") (4)	72,680	1,451	8.03	43,185	776	7.21	72,680	1,451	8.03	72,418	1,451	8.06
Total interest-bearing liabilities	3,801,039	30,966	3.28	2,435,586	14,140	2.33	3,801,039	30,966	3.28	4,056,053	30,004	2.98
Noninterest-bearing deposits	1,480,384			778,058			1,480,384			1,163,023
Accrued expenses and other liabilities	38,427			19,442			38,427			39,772
Stockholders' equity	519,478			363,225			519,478			515,976
Total liabilities and stockholders' equity	$5,839,328			$3,596,311			$5,839,328			$5,774,824

Net interest income		$42,222			$22,549			$42,222			$41,214

Net interest spread			2.11%			2.04%			2.11%			2.34%
Net interest margin			3.11%			2.68%			3.11%			3.08%
Cost of Funds			2.36%			1.76%			2.36%			2.31%
Cost of Deposits			2.19%			1.37%			2.19%			2.23%
Cost of Debt			6.28%			5.56%			6.28%			7.93%
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $4.5 million, $0.3 million and $4.2 million of accretion interest on loans for the three months ended June 30, 2024 and 2023, and March 31, 2024, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit discount and amortization of borrowing fair value adjustments. There were $(0.4) million, $41,000 and $(0.4) million of amortization of deposits premium, and $(0.2) million, $(47,000), and $(0.2) million of amortization of borrowing fair value adjustments for the three months ended June 30, 2024 and 2023, and March 31, 2024, respectively.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	For the Six Months Ended June 30,
	2024			2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Earning assets
Loans (1), (2), (3)
Consumer real estate	$1,374,902	$37,770	5.52%	$914,351	$21,383	4.72%
Commercial real estate	2,730,646	77,974	5.74	1,286,199	30,793	4.83
Commercial	218,346	8,024	7.39	140,161	3,997	5.75
Consumer	328,450	8,537	5.23	310,736	7,257	4.71
State and political	1,902	46	4.86	939	17	3.65
Credit Cards	7,918	368	9.35	—	—	—
Other	18,682	484	5.21	8,680	199	4.62
Total Loans	4,680,846	133,203	5.72	2,661,066	63,646	4.82

Investment securities
Taxable	680,042	9,650	2.84	649,329	7,793	2.40
Tax-exempt (1)	659	15	4.55	665	15	4.51
Interest-bearing deposits	62,324	1,538	4.96	13,622	333	4.93
Total earning assets	5,423,871	144,406	5.35	3,324,682	71,787	4.35
Cash and due from banks	47,320			29,266
Other assets	393,439			226,989
Allowance for credit losses	(57,554)			(29,364)
Total assets	$5,807,076			$3,551,573

Interest-bearing liabilities
Demand deposits	$910,831	$11,911	2.63%	$690,258	$7,149	2.09%
Money market and savings deposits	1,679,615	20,451	2.45	955,541	4,899	1.03
Brokered deposits	14,107	345	4.92	—	—	—
Certificates of deposit $100,000 or more	760,211	15,256	4.04	277,096	3,413	2.48
Other time deposits	417,346	8,118	3.91	216,500	1,734	1.62
Interest-bearing deposits (4)	3,782,110	56,081	2.98	2,139,395	17,195	1.62
Advances from FHLB - short-term	58,775	1,641	5.61	188,293	4,810	5.15
Advances from FHLB - long-term	15,110	346	4.60	—	—	—
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS") (4)	72,549	2,902	8.04	43,147	1,532	7.16
Total interest-bearing liabilities	3,928,544	60,970	3.12	2,370,835	23,537	2.00
Noninterest-bearing deposits	1,321,705			798,994
Accrued expenses and other liabilities	39,100			19,539
Stockholders' equity	517,727			362,205
Total liabilities and stockholders' equity	$5,807,076			$3,551,573

Net interest income		$83,436			$48,250

Net interest spread			2.23%			2.35%
Net interest margin			3.09%			2.93%
Cost of Funds			2.34%			1.50%
Cost of Deposits			2.21%			1.18%
Cost of Debt			6.71%			5.53%
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $8.7 million and $0.7 million of accretion interest on loans for the six months ended June 30, 2024 and 2023, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit premiums and amortization of borrowing fair value adjustment. There were $(0.8) million of amortization of deposit discounts and $0.2 million of amortization of deposit premium, and $(0.5) million and $(0.1) million of amortization of borrowing fair value adjustment for the six months ended June 30, 2024 and 2023, respectively.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	6/30/2024		6/30/2024
	2024	2024	2023	2023	2023	compared to		compared to
(Dollars in thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2024		Q2 2023
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$42,222	$41,214	$41,606	$45,702	$22,545	2.5%		87.3%
Less: Taxable-equivalent adjustment	82	79	81	80	51	3.8		60.8
Net interest income	42,140	41,135	41,525	45,622	22,494	2.4		87.3
Provision for credit losses	2,081	407	896	28,176	667	411.3		212.0
Noninterest income	8,440	6,567	7,548	14,984	5,294	28.5		59.4
Noninterest expense	33,499	36,698	33,670	47,158	21,608	(8.7)		55.0
Income/(loss) before income taxes	15,000	10,597	14,507	(14,728)	5,513	41.6		172.1
Income tax expense/ (benefit)	3,766	2,413	4,017	(4,991)	1,495	56.1		151.9
Net income/ (loss)	$11,234	$8,184	$10,490	$(9,737)	$4,018	37.3		179.6

Return on average assets	0.77%	0.57%	0.72%	(0.67)%	0.45%	20	bp	32	bp
Return on average assets excluding amortization of intangibles, fraud losses and merger related expenses - Non-GAAP (1), (2)	0.91	0.94	0.88	0.01	0.59	(3)		32
Return on average equity	8.70	6.38	8.21	(7.25)	4.49	232		421
Return on average tangible equity - Non-GAAP (1), (2)	12.85	13.39	12.88	1.74	7.16	(54)		569
Net interest margin	3.11	3.08	3.09	3.35	2.68	3		43
Efficiency ratio - GAAP	66.23	76.93	68.61	77.81	77.76	(1,070)		(1,153)
Efficiency ratio - Non-GAAP (1)	61.05	62.37	61.99	47.19	71.75	(132)		(1,070)

PER SHARE DATA
Basic and diluted net income/(loss) per common share	$0.34	$0.25	$0.32	$(0.29)	$0.20	35.3%		69.1%

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	15.74	15.51	15.41	15.14	18.24	1.5		(13.7)
Tangible book value per common share at period end - Non-GAAP (1)	12.54	12.24	12.06	11.70	14.83	2.5		(15.4)
Market value at period end	11.45	11.50	14.25	10.52	11.56	(0.4)		(1.0)
Market range:
High	11.90	14.38	14.51	13.37	14.45	(17.3)		(17.7)
Low	10.06	10.56	9.66	10.27	10.65	(4.7)		(5.5)
____________________________________
(1)See the reconciliation table (Non-GAAP) that begins on page 23.
(2)This ratio excludes merger related expenses (Non-GAAP) on page 23.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) - Continued

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	6/30/2024	6/30/2024
	2024	2024	2023	2023	2023	compared to	compared to
(Dollars in thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2024	Q2 2023

AVERAGE BALANCE SHEET DATA
Loans	$4,706,510	$4,655,183	$4,639,467	$4,562,748	$2,709,944	1.10%	73.68%
Investment securities	706,079	655,323	619,920	778,744	645,842	7.75	9.33
Earning assets	5,459,961	5,387,782	5,339,833	5,404,572	3,369,183	1.34	62.06
Assets	5,839,328	5,774,824	5,745,440	5,769,312	3,596,311	1.12	62.37
Deposits	5,064,974	5,142,658	5,136,818	5,066,886	2,908,662	(1.51)	74.13
Short-term and Long Term FHLB advances	143,769	4,000	1,141	70,348	261,797	3494.23	(45.08)
Subordinated Debt & TRUPS	72,680	72,418	72,155	71,907	43,185	0.36	68.30
Stockholders' equity	519,478	515,976	507,040	533,114	363,225	0.68	43.02

CREDIT QUALITY DATA
Net charge offs	$886	$565	$500	$1,449	$50	56.81%	1,672.00%

Nonaccrual loans	$14,837	$12,776	$12,784	$8,982	$3,481	16.13%	326.23%
Loans 90 days past due and still accruing	414	1,560	738	2,149	1,065	(73.46)	(61.13)
Other real estate owned and repossessed property	3,126	2,024	179	179	179	54.45	1,646.37
Total nonperforming assets	$18,377	$16,360	$13,701	$11,310	$4,725	12.33	288.93

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) - Continued

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	6/30/2024		6/30/2024
	2024	2024	2023	2023	2023	compared to		compared to
(Dollars in thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2024		Q2 2023

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	8.92%	8.84%	8.50%	8.79%	9.97%	8	bp	(105)	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	7.23	7.11	6.78	6.93	8.26	12		(103)

Annualized net charge-offs to average loans	0.08%	0.05%	0.04%	0.13%	0.01%	3	bp	7	bp

Allowance for credit losses as a percent of:
Period-end loans (3)	1.24%	1.23%	1.24%	1.24%	1.05%	1	bp	19	bp
Period-end loans (4)	1.24	1.23	1.24	1.24	1.05	1		19
Nonaccrual loans	394.14	448.78	448.62	635.17	833.50	(5,464)		(43,936)
Nonperforming assets	318.21	350.46	418.59	504.43	614.05	(3,225)		(29,584)

As a percent of total loans:
Nonaccrual loans	0.32%	0.27%	0.28%	0.19%	0.13%	5	bp	19	bp

As a percent of total loans, other real estate owned, and repossessed property
Nonperforming assets	0.39%	0.35%	0.30%	0.24%	0.17%	4	bp	22	bp

As a percent of total assets:
Nonaccrual loans	0.25%	0.22%	0.21%	0.16%	0.10%	3	bp	15	bp
Nonperforming assets	0.31	0.28	0.23	0.20	0.13	3		18
____________________________________
(1)See the reconciliation table (Non-GAAP) that begins on page 23.
(2)This ratio excludes merger related expenses (Non-GAAP) on page 23.
(3)Includes all loans held for investment, including PPP loan balances for all periods shown.
(4)For 2023, this ratio excludes only PPP loans given the Company’s adoption of the CECL standard.

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

						June 30, 2024	June 30, 2024
						compared to	compared to
(In thousands, except per share data)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	December 31, 2023	June 30, 2023

ASSETS
Cash and due from banks	$50,090	$43,079	$63,172	$68,097	$35,423	(20.7)%	41.4%
Interest-bearing deposits with other banks	88,793	71,481	309,241	40,612	10,404	(71.3)	753.5
Cash and cash equivalents	138,883	114,560	372,413	108,709	45,827	(62.7)	203.1

Investment securities available for sale (at fair value)	131,594	179,496	110,521	79,143	78,069	19.1	68.6
Investment securities held to maturity (net of allowance for credit losses of $108 (June 30, 2024), $116 (March 31, 2024), $94 (December 31,2023), $126 (September 30, 2023), and $163 (June 30, 2023)) at amortized cost)	499,431	503,822	513,188	523,051	536,970	(2.7)	(7.0)
Equity securities, at fair value	5,699	5,681	5,703	5,434	1,245	(0.1)	357.8
Restricted securities	21,725	17,863	17,900	13,361	21,208	21.4	2.4

Loans held for sale, at fair value	27,829	13,767	8,782	14,725	6,845	216.9	306.6

Loans held for investment	4,705,737	4,648,725	4,641,010	4,617,719	2,753,223	1.4	70.9
Less: allowance for credit losses	(58,478)	(57,336)	(57,351)	(57,051)	(29,014)	(2.0)	(101.6)
Loans, net	4,647,259	4,591,389	4,583,659	4,560,668	2,724,209	1.4	70.6

Premises and equipment, net	82,176	83,084	82,386	81,149	51,036	(0.3)	61.0
Goodwill	63,266	63,266	63,266	63,266	63,266	—	—
Other intangible assets, net	42,945	45,515	48,090	50,685	4,671	(10.7)	819.4
Other real estate owned, net	179	179	179	179	179	—	—
Repossessed property, net	1,560	1,845	—	—	—	—	—
Assets held for sale	1,387	—	—	—	—	—	—
Mortgage servicing rights, at fair value	5,995	5,821	5,926	5,890	5,466	1.2	9.7
Right of use assets, net	11,762	12,153	12,487	12,741	9,077	(5.8)	29.6
Cash surrender value on life insurance	102,969	102,321	101,704	100,950	60,150	1.2	71.2
Accrued interest receivable	19,641	19,541	19,217	15,683	8,778	2.2	123.8
Deferred income taxes	36,078	38,978	40,707	45,346	10,879	(11.4)	231.6
Other assets	23,639	26,423	24,790	24,392	13,756	(4.6)	71.8

Total assets	$5,864,017	$5,825,704	$6,010,918	$5,705,372	$3,641,631	(2.4)	61.0

Shore Bancshares, Inc.
Consolidated Balance Sheets (Unaudited) - Continued

						June 30, 2024	June 30, 2024
						compared to	compared to
(In thousands, except per share data)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	December 31, 2023	June 30, 2023

LIABILITIES
Noninterest-bearing deposits	$1,587,252	$1,200,680	$1,258,037	$1,211,401	$778,963	26.2%	103.8
Interest-bearing deposits	3,561,633	3,983,599	4,128,083	3,897,343	2,158,563	(13.7)	65.0
Total deposits	5,148,885	5,184,279	5,386,120	5,108,744	2,937,526	(4.4)	75.3

Advances from FHLB - short-term	31,000	—	—	—	276,000	—	(88.8)
Advances from FHLB - long-term	50,000	—	—	—	—	—	—
Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS")	29,316	29,237	29,158	29,079	18,492	0.5	58.5
Subordinated debt	43,504	43,322	43,139	42,956	24,735	0.8	75.9
Total borrowings	153,820	72,559	72,297	72,035	319,227	112.8	(51.8)

Lease liabilities	12,189	12,552	12,857	13,082	9,392	(5.3)	29.8
Accrued expenses and other liabilities	26,340	41,086	28,509	9,933	12,346	(5.3)	113.3
Total liabilities	5,341,234	5,310,476	5,499,783	5,203,794	3,278,491	(3.0)	62.9

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 50,000,000 shares	333	332	332	331	199	0.3	67.3
Additional paid in capital	356,994	356,464	356,007	355,575	202,008	0.3	76.7
Retained earnings	173,716	166,490	162,290	155,781	169,494	6.9	2.5
Accumulated other comprehensive loss	(8,260)	(8,058)	(7,494)	(10,109)	(8,561)	(9.5)	3.5
Total stockholders' equity	522,783	515,228	511,135	501,578	363,140	2.3	44.0
							—
Total liabilities and stockholders' equity	$5,864,017	$5,825,704	$6,010,918	$5,705,372	$3,641,631	(2.5)	61.0

Period-end common shares outstanding	33,215	33,211	33,162	33,136	19,907	0.2	66.8
Book value per common share	$15.74	$15.51	$15.41	$15.14	$18.24	2.1	(13.7)

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited)

						6/30/2024	6/30/2024
						compared to	compared to
(In thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2024	Q2 2023

INTEREST INCOME
Interest and fees on loans	$67,292	$65,754	$65,914	$64,869	$32,729	2.3%	105.6%
Interest on investment securities:
Taxable	5,230	4,419	3,992	5,047	3,729	18.4	40.3
Tax-exempt	6	6	6	27	5	—	20.0
Interest on federal funds sold	—	—	—	92	—	—	—
Interest on deposits with other banks	578	960	1,224	1,213	170	(39.8)	240.0
Total interest income	73,106	71,139	71,136	71,248	36,633	2.8	99.6

INTEREST EXPENSE
Interest on deposits	27,585	28,497	28,133	23,473	9,914	(3.2)	178.2
Interest on short-term borrowings	1,584	56	16	692	3,449	2728.6	(54.1)
Interest on long-term borrowings	1,797	1,451	1,462	1,461	776	23.9	131.6
Total interest expense	30,966	30,004	29,611	25,626	14,139	3.2	119.0

NET INTEREST INCOME	42,140	41,135	41,525	45,622	22,494	2.4	87.3
Provision for credit losses	2,081	407	896	28,176	667	411.3	212.0

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	40,059	40,728	40,629	17,446	21,827	(1.6)	83.5

NONINTEREST INCOME
Service charges on deposit accounts	1,493	1,507	1,519	1,505	1,264	(0.9)	18.1
Trust and investment fee income	896	734	844	1,933	399	22.1	124.6
Loss on sales and calls of investment securities	—	—	—	(2,166)	—	—	—
Interchange credits	1,717	1,587	1,633	1,557	1,311	8.2	31.0
Mortgage-banking revenue	1,983	801	1,105	1,377	1,054	147.6	88.1
Title Company revenue	165	78	139	89	186	111.5	(11.3)
Bargain purchase gain	—	—	—	8,816	—	—	—
Other noninterest income	2,186	1,860	2,308	1,873	1,080	17.5	102.4
Total noninterest income	$8,440	$6,567	$7,548	$14,984	$5,294	28.5	59.4

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited) - Continued

						6/30/2024	6/30/2024
						compared to	compared to
(In thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2024	Q2 2023

NONINTEREST EXPENSE
Salaries and wages	$13,307	$11,852	$12,823	$14,183	$8,955	12.3%	48.6%
Employee benefits	3,593	4,097	3,389	3,607	2,440	(12.3)	47.3
Occupancy expense	2,432	2,416	2,328	2,245	1,599	0.7	52.1
Furniture and equipment expense	900	904	790	750	477	(0.4)	88.7
Data processing	2,978	2,867	2,762	2,485	1,739	3.9	71.3
Directors' fees	359	295	426	295	185	21.7	94.1
Amortization of intangible assets	2,569	2,576	2,595	2,634	435	(0.3)	490.6
FDIC insurance premium expense	1,089	1,150	1,733	618	758	(5.3)	43.7
Other real estate owned expenses, net	—	—	—	2	—	—	—
Legal and professional fees	1,354	1,599	1,411	1,217	959	(15.3)	41.2
Fraud losses (1)	62	4,502	503	262	47	(98.6)	31.9
Merger related expenses	—	—	602	14,866	1,197	—	(100.0)
Other noninterest expenses	4,856	4,440	4,308	3,994	2,817	9.4	72.4
Total noninterest expense	33,499	36,698	33,670	47,158	21,608	(8.7)	55.0

Income/(loss) before income taxes	15,000	10,597	14,507	(14,728)	5,513	41.6	172.1
Income tax expense/(benefit)	3,766	2,413	4,017	(4,991)	1,495	56.1	151.9
NET INCOME/(LOSS)	$11,234	$8,184	$10,490	$(9,737)	$4,018	37.3	179.6

Weighted average shares outstanding - basic and diluted	33,215	33,337	33,322	33,246	19,903	(0.4)	66.9

Basic and diluted net income/(loss) per common share	$0.34	$0.25	$0.32	$(0.29)	$0.20	35.3	69.1

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—
____________________________________
(1)Fraud losses includes $4.3 million of credit card fraud losses for the quarter ended March 31, 2024.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets By Quarter (Unaudited)

	Q2 2024			Q1 2024			Q4 2023			Q3 2023			Q2 2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Earning assets
Loans (1), (2), (3)
Consumer real estate	$1,388,168	$19,278	5.59%	$1,361,636	$18,492	5.46%	$1,331,150	$18,653	5.56%	$1,141,707	$14,548	5.06%	$946,545	$10,876	4.61%
Commercial real estate	2,738,693	39,370	5.78	2,722,600	38,604	5.70	2,728,094	38,730	5.63	2,831,569	40,536	5.68	1,292,406	15,620	4.85
Commercial	216,809	3,926	7.28	219,884	4,097	7.49	221,342	4,295	7.70	233,756	5,315	9.02	137,554	2,177	6.35
Consumer	327,781	4,265	5.23	329,118	4,272	5.22	333,807	3,859	4.59	332,486	4,183	4.99	323,798	3,983	4.93
State and political	2,331	30	5.18	1,473	16	4.37	1,290	13	4.00	929	10	4.27	900	8	3.57
Credit Cards	8,378	201	9.65	7,457	167	9.01	6,320	166	10.42	6,164	149	9.59	—	—	—
Other	24,350	302	4.99	13,015	183	5.66	17,464	277	6.29	16,137	201	4.94	8,741	116	5.32
Total Loans	4,706,510	67,372	5.76	4,655,183	65,831	5.69	4,639,467	65,993	5.64	4,562,748	64,942	5.65	2,709,944	32,780	4.85

Investment securities
Taxable	705,421	5,230	2.97	654,663	4,419	2.70	619,259	3,992	2.58	778,081	5,047	2.59	645,178	3,729	2.31
Tax-exempt (1)	658	8	4.86	660	8	4.85	661	8	4.84	663	34	20.51	664	6	3.61
Federal funds sold	—	—	—	—	—	—	—	—	—	7,533	92	4.85	—	—	—
Interest-bearing deposits	47,372	578	4.91	77,276	960	5.00	80,446	1,224	6.04	55,547	1,213	8.66	13,397	170	5.09
Total earning assets	5,459,961	73,188	5.39	5,387,782	71,218	5.32	5,339,833	71,217	5.29	5,404,572	71,328	5.24	3,369,183	36,685	4.37
Cash and due from banks	45,141			49,499			63,506			51,714			29,923
Other assets	391,854			395,023			399,409			359,726			225,935
Allowance for credit losses	(57,628)			(57,480)			(57,308)			(46,700)			(28,730)
Total assets	$5,839,328			$5,774,824			$5,745,440			$5,769,312			$3,596,311

	Q2 2024			Q1 2024			Q4 2023			Q3 2023			Q2 2023
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-bearing liabilities
Demand deposits	$711,138	$5,550	3.14%	$1,110,524	$6,362	2.30%	$1,117,117	$6,673	2.37%	$1,056,956	$6,659	2.50%	$685,674	$3,913	2.29%
Money market and savings deposits	1,690,157	10,291	2.45	1,669,074	10,160	2.45	1,605,930	8,330	2.06	1,572,920	6,810	1.72	907,068	2,526	1.12
Brokered deposits	7,753	94	4.88	20,465	251	4.93	92,840	1,347	5.76	98,649	1,225	4.93	—	—	—
Certificates of deposit $100,000 or more	758,211	7,581	4.02	762,210	7,675	4.05	701,051	6,898	3.90	706,642	6,272	3.52	312,367	2,337	3.00
Other time deposits	417,331	4,069	3.92	417,362	4,049	3.90	391,820	4,885	4.95	285,743	2,507	3.48	225,495	1,138	2.02
Interest-bearing deposits (4)	3,584,590	27,585	3.10	3,979,635	28,497	2.88	3,908,758	28,133	2.86	3,720,910	23,473	2.50	2,130,604	9,914	1.87
Advances from FHLB - short-term	113,549	1,584	5.61	4,000	56	5.63	1,141	16	5.56	70,348	692	3.90	261,797	3,449	5.28
Advances from FHLB - long-term	30,220	346	4.60	—	—	—	—	—	—	—	—	—	—	—	—
Subordinated debt and Guaranteed preferred beneficial interest in junior subordinated debentures ("TRUPS") (4)	72,680	1,451	8.03	72,418	1,451	8.06	72,155	1,462	8.04	71,907	1,461	8.06	43,185	776	7.21
Total interest-bearing liabilities	3,801,039	30,966	3.28	4,056,053	30,004	2.98	3,982,054	29,611	2.95	3,863,165	25,626	2.63	2,435,586	14,139	2.33
Noninterest-bearing deposits	1,480,384			1,163,023			1,228,060			1,345,976			778,058
Accrued expenses and other liabilities	38,427			39,772			28,286			27,057			19,442
Stockholders' equity	519,478			515,976			507,040			533,114			363,225
Total liabilities and stockholders' equity	$5,839,328			$5,774,824			$5,745,440			$5,769,312			$3,596,311

Net interest income		$42,222			$41,214			$41,606			$45,702			$22,546

Net interest spread			2.11%			2.34%			2.34%			2.61%			2.04%
Net interest margin			3.11%			3.08%			3.09%			3.35%			2.68%
Cost of Funds			2.36%			2.31%			2.25%			1.95%			1.76%
Cost of Deposits			2.19%			2.23%			2.17%			1.84%			1.37%
Cost of Debt			6.28%			7.93%			8.00%			6.00%			5.56%
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $4.5 million, $4.2 million, $4.8 million, $6.1 million and $0.3 million of accretion interest on loans for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.
(4) Interest expense on deposits and borrowing includes amortization of deposit premiums and amortization of borrowing fair value adjustment. There were $(0.4) million, $(0.4) million, $(1.5) million, $(0.5) million and $41,000 of amortization of deposits premium, and $(0.2) million, $(0.2) million, $(0.2) million, $(0.2) million and $(47,000) of amortization of borrowing fair value adjustment for the three months ended June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023, respectively.

Shore Bancshares, Inc.
Reconciliation of Generally Accepted Accounting Principles (GAAP) and Non-GAAP Measures (Unaudited)

						YTD	YTD
(In thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	6/30/2024	6/30/2023

The following reconciles return on average assets, average equity and return on average tangible equity (Note 1):
Net income (loss)	$11,234	$8,184	$10,490	$(9,737)	$4,018	$19,418	$10,475
Net income (loss) - annualized (A)	$45,183	$32,916	$41,618	$(38,632)	$16,295	$39,049	$21,124

Net income (loss)	$11,234	$8,184	$10,490	$(9,737)	$4,018	$19,418	$10,475
Add: Amortization of intangible assets, net of tax	1,924	1,989	1,876	1,741	317	3,903	637
Add: Merger Expenses, net of tax	—	—	435	9,828	872	—	1,373
Add: Credit Card Fraud Losses, net of tax	—	3,339	—	—	—	3,279	—
Net income, excluding net amortization of intangible assets, merger related expenses and credit card fraud losses	13,158	13,512	12,801	1,832	5,207	26,600	12,485
Net income, excluding net amortization of intangible assets, merger related expenses and credit card fraud losses - annualized (B)	$52,921	$54,345	$50,787	$7,268	$21,121	$53,492	$25,177

Return on average assets (GAAP)	0.77%	0.57%	0.72%	(0.67)%	0.45%	0.67%	0.59%
Return on average assets excluding net amortization of intangible assets, merger related expenses and credit card fraud losses - (Non-GAAP)	0.91%	0.94%	0.88%	0.01%	0.59%	0.92%	0.71%

Average assets	$5,839,328	$5,774,824	$5,745,440	$5,769,312	$3,596,311	$5,807,076	$3,551,573

Average stockholders' equity (C)	$519,478	$515,976	$507,040	$533,114	$363,225	$517,727	$362,205
Less: Average goodwill and core deposit intangible	(107,594)	(110,167)	(112,752)	(115,604)	(68,172)	(108,881)	(68,388)
Average tangible equity (D)	$411,884	$405,809	$394,288	$417,510	$295,053	$408,846	$293,817

Return on average equity (GAAP) (A)/(C)	8.70%	6.38%	8.21%	(7.25)%	4.49%	7.54%	5.83%
Return on average tangible equity (Non-GAAP) (B)/(D)	12.85%	13.39%	12.88%	1.74%	7.16%	13.08%	8.57%

Shore Bancshares, Inc.
Reconciliation of Generally Accepted Accounting Principles (GAAP) and Non-GAAP Measures (Unaudited) - Continued

						YTD	YTD
(In thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	6/30/2024	6/30/2023

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):
Noninterest expense (E)	$33,499	$36,698	$33,670	$47,158	$21,608	$70,197	$42,501
Less: Amortization of intangible assets	(2,569)	(2,576)	(2,595)	(2,634)	(435)	(5,145)	(876)
Less: Merger Expenses	—	—	(602)	(14,866)	(1,197)	—	(1,888)
Less: Credit Card Fraud Losses	—	(4,323)	—	—	—	(4,323)	—
Adjusted noninterest expense (F)	$30,930	$29,799	$30,473	$29,658	$19,976	$60,729	$39,737

Net interest income (G)	$42,140	$41,135	$41,525	$45,622	$22,494	$83,275	$48,158
Add: Taxable-equivalent adjustment	82	79	81	80	51	161	92
Taxable-equivalent net interest income (H)	$42,222	$41,214	$41,606	$45,702	$22,545	$83,436	$48,250

Noninterest income (I)	$8,440	$6,567	$7,548	$14,984	$5,294	$15,007	$10,628
Investment securities losses (gains)	—	—	—	2,166	—	—	—
Less: Bargain purchase gain	—	—	—	(8,816)	—	—	—
Adjusted noninterest income (J)	$8,440	$6,567	$7,548	$8,334	$5,294	$15,007	$10,628

Efficiency ratio (GAAP) (E)/(G)+(I)	66.23%	76.93%	68.61%	77.81%	77.76%	71.42%	72.30%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	61.05%	62.37%	61.99%	54.89%	71.76%	61.69%	67.49%

Net operating expense to average assets (GAAP)	1.73%	2.10%	1.80%	2.21%	1.82%	1.91%	1.81%
Net operating expense to average assets (Non-GAAP)	1.55%	1.62%	1.58%	1.47%	1.64%	1.58%	1.65%

Shore Bancshares, Inc.
Reconciliation of Generally Accepted Accounting Principles (GAAP) and Non-GAAP Measures (Unaudited) - Continued

(In thousands, except per share data)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023

The following reconciles book value per common share and tangible book value per common share (Note 1):
Stockholders' equity (K)	$522,783	$515,228	$511,135	$501,578	$363,140
Less: Goodwill and core deposit intangible	(106,211)	(108,781)	(111,356)	(113,951)	(67,937)
Tangible equity (L)	$416,572	$406,447	$399,779	$387,627	$295,203

Shares outstanding (M)	33,215	33,211	33,162	33,136	19,907

Book value per common share (GAAP) (K)/(M)	$15.74	$15.51	$15.41	$15.14	$18.24
Tangible book value per common share (Non-GAAP) (L)/(M)	$12.54	$12.24	$12.06	$11.70	$14.83

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):
Stockholders' equity (N)	$522,783	$515,228	$511,135	$501,578	$363,140
Less: Goodwill and core deposit intangible	(106,211)	(108,781)	(111,356)	(113,951)	(67,937)
Tangible equity (O)	$416,572	$406,447	$399,779	$387,627	$295,203

Assets (P)	$5,864,017	$5,825,704	$6,010,918	$5,705,372	$3,641,631
Less: Goodwill and core deposit intangible	(106,211)	(108,781)	(111,356)	(113,951)	(67,937)
Tangible assets (Q)	$5,757,806	$5,716,923	$5,899,562	$5,591,421	$3,573,694

Period-end equity/assets (GAAP) (N)/(P)	8.92%	8.84%	8.50%	8.79%	9.97%
Period-end tangible equity/tangible assets (Non-GAAP) (O)/(Q)	7.23%	7.11%	6.78%	6.93%	8.26%
____________________________________
Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.

Shore Bancshares, Inc.
Summary of Loan Portfolio (Unaudited)
Portfolio loans are summarized by loan type as follows:

(Dollars in thousands)	June 30, 2024	%	March 31, 2024	%	December 31, 2023	%	September 30, 2023	%	June 30, 2023	%
Portfolio Loans by Loan Type
Construction	$327,875	6.97%	$299,133	6.43%	$299,000	6.44%	$328,750	7.12%	$220,228	8.00%
Residential real estate	1,539,590	32.72%	1,515,134	32.59%	1,490,438	32.11%	1,439,464	31.17%	938,151	34.07%
Commercial real estate	2,287,497	48.60%	2,272,867	48.90%	2,286,154	49.27%	2,283,521	49.45%	1,130,346	41.06%
Commercial	218,987	4.65%	229,594	4.94%	229,939	4.95%	229,474	4.97%	138,459	5.03%
Consumer	324,480	6.90%	325,076	6.99%	328,896	7.09%	330,411	7.16%	326,039	11.84%
Credit Cards	7,308	0.16%	6,921	0.15%	6,583	0.14%	6,099	0.13%	—	—%
Total loans	4,705,737	100.00%	4,648,725	100.00%	4,641,010	100.00%	4,617,719	100.00%	2,753,223	100.00%
Less: Allowance for credit losses	(58,478)		(57,336)		(57,351)		(57,051)		(29,014)
Total loans, net	$4,647,259		$4,591,389		$4,583,659		$4,560,668		$2,724,209

Shore Bancshares, Inc.
Classified Assets and Nonperforming Loans (Unaudited)
Classified loans and nonperforming loans are summarized as follows:

(dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Classified Loans
Substandard	$17,409	$13,403	$14,673	$10,888	$13,108
Doubtful	—	—	—	—	—
Loss	—	—	—	—	—
Total Classified Loans	$17,409	$13,403	$14,673	$10,888	$13,108
Special Mention Loans	25,549	27,192	28,264	24,931	11,405
Total Classified and Special Mention Loans	$42,958	$40,595	$42,937	$35,819	$24,513

Classified Loans	$17,409	$13,403	$14,673	$10,888	$13,108
Other Real Estate Owned	3,126	2,024	179	179	179
Classified Securities	—	—	—	—	—
Total Classified Assets	$20,535	$15,427	$14,852	$11,067	$13,287

Non-accrual Loans	$14,837	$12,776	$12,784	$8,982	$3,481
90+ Days Delinquent Accruing	414	1,560	738	2,149	1,050
Accruing BEFDs Loans ("BEFDs")	—	—	—	—	—
Other Real Estate Owned ("OREO")	3,126	2,024	179	179	179
Total Nonperforming Loans	$18,377	$16,360	$13,701	$11,310	$4,710

Shore Bancshares, Inc.
Summary of Deposits (Unaudited)

	June 30, 2024		March 31, 2024		December 31, 2023		September 30, 2023		June 30, 2023
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$1,587,252	30.83%	$1,200,680	23.15%	$1,258,037	23.36%	$1,211,401	23.70%	$778,963	26.52%
Interest-bearing:
Demand	658,512	12.79%	1,101,954	21.26%	1,165,546	21.64%	1,210,051	23.69%	694,221	23.63%
Money market deposits	1,337,274	25.97%	1,358,205	26.20%	1,430,603	26.56%	1,179,049	23.08%	600,724	20.45%
Savings	352,069	6.84%	354,098	6.83%	347,324	6.45%	371,755	7.28%	270,884	9.22%
Certificates of deposit	1,213,778	23.57%	1,169,342	22.56%	1,184,610	21.99%	1,136,488	22.25%	592,734	20.18%
Total interest-bearing	3,561,633	69.17%	3,983,599	76.85%	4,128,083	76.64%	3,897,343	76.30%	2,158,563	73.48%

Total Deposits	$5,148,885	100.00%	$5,184,279	100.00%	$5,386,120	100.00%	$5,108,744	100.00%	$2,937,526	100.00%